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Exhibit No. 4.01 - SPECIMEN STOCK CERTIFICATE

COMMON STOCK                                                  COMMON STOCK
    XXXX                                                         XXXXXXX

                        INCORPORATED UNDER THE LAWS         CUSIP 456088 20 2
                           OF THE STATE OF UTAH

                        INDUSTRIAL ECOSYSTEMS, INC.

THIS IS TO CERTIFY THAT    [SPECIMEN]


IS THE OWNER OF  ***VOID***

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK $.001 PAR VALUE OF -------------------------INDUSTRIAL ECOSYSTEMS,INC.--------------------------
(hereinafter called the "Corporation"), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on the at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: _____________

/s/------VOID---------------   [Corporate Seal]  /s/-----VOID---------------
Secretary                                         Chairman